              THIRD PROSPECTUS SUPPLEMENT DATED DECEMBER 15, 1999
                    (to prospectus dated November 11, 1999)


                              Sunbeam Corporation

                                 $2,014,000,000
        Zero Coupon Convertible Senior Subordinated Debentures Due 2018
                                      and
       Shares of Common Stock Issuable Upon Conversion of the Debentures



                       ADDITIONAL SELLING SECURITYHOLDERS

                  The following represents an addendum to the table of selling securityholders appearing in the November 11, 1999 prospectus on pages 131-32.

                                         Principal Amount at     Percent of                            Common Stock
                                       Maturity of Debentures       Total       Common Stock Owned         to be
                                       Beneficially Owned and    Outstanding     Prior to Original      Registered
     Selling Securityholders               Offered Hereby        Debentures     Debentures Offering       Hereby
-------------------------------------------------------------------------------------------------------------------
         HBK Master Fund L.P.               $ 157,944,000           7.8                 -                 -
      KS Capital Partners, L.P.                 2,800,000            -                  -                 -




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